                                                                   EXHIBIT 99-32


================================================================================

                                U.S. $400,000,000

                           THIRD AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          Dated as of January 18, 2000

                                      Among

                            DTE CAPITAL CORPORATION,

                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,

                               as Initial Lenders

                                       and

                                 CITIBANK, N.A.,

                                    as Agent

                                       and

                               ABN AMRO BANK N.V.,
                                 BANK ONE N.A.,
                               BARCLAYS BANK PLC,
           BAYERISCHE LANDESBANK GIROZENTRALE, CAYMAN ISLANDS BRANCH,
                                 COMERICA BANK,

                                       and

                          DEN DANSKE BANK AKTIESELSKAB

                                  as Co-Agents

                           SALOMON SMITH BARNEY INC.,

                                   as Arranger
================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE

                                                      ARTICLE I
                                           DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01.  Certain Defined Terms.....................................................................1
         SECTION 1.02.  Computation of Time Periods..............................................................16
         SECTION 1.03.  Accounting Terms.........................................................................16


                                                      ARTICLE II
                                          AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.01.  The Revolving Credit Advances............................................................17
         SECTION 2.02.  Making the Revolving Credit Advances.....................................................17
         SECTION 2.03.  The Competitive Bid Advances.............................................................19
         SECTION 2.04.  Fees.....................................................................................22
         SECTION 2.05.  Termination or Reduction of the Commitments..............................................23
         SECTION 2.06.  Repayment of Revolving Credit Advances; Term Loan
                                 Election........................................................................23
         SECTION 2.07.  Interest on Revolving Credit Advances....................................................23
         SECTION 2.08.  Interest Rate Determination..............................................................24
         SECTION 2.09.  Optional Conversion of Revolving Credit Advances.........................................25
         SECTION 2.10.  Prepayments of Revolving Credit Advances.................................................26
         SECTION 2.11.  Increased Costs..........................................................................26
         SECTION 2.12.  Illegality...............................................................................27
         SECTION 2.13.  Payments and Computations................................................................27
         SECTION 2.14.  Taxes....................................................................................28
         SECTION 2.15.  Sharing of Payments, Etc.................................................................30
         SECTION 2.16.  Extensions of Revolver Termination Date..................................................31
         SECTION 2.17.  Use of Proceeds..........................................................................32


                                                      ARTICLE III
                                       CONDITIONS TO EFFECTIVENESS AND LENDING

         SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01
                                 and 2.03........................................................................32
         SECTION 3.02.  Conditions Precedent to Each Revolving Credit
                                 Borrowing.......................................................................35
         SECTION 3.03.  Conditions Precedent to Each Competitive Bid
                                 Borrowing.......................................................................35
         SECTION 3.04.  Determinations Under Section 3.01........................................................36


                                                      ARTICLE IV
                                            REPRESENTATIONS AND WARRANTIES
                                                                                                               PAGE
         SECTION 4.01.  Representations and Warranties of the Borrower...........................................36

                                                      ARTICLE V
                                              COVENANTS OF THE BORROWER

         SECTION 5.01.  Affirmative Covenants....................................................................39
         SECTION 5.02.  Negative Covenants.......................................................................41

                                                      ARTICLE VI
                                                  EVENTS OF DEFAULT

         SECTION 6.01.  Events of Default........................................................................44

                                                     ARTICLE VII
                                                      THE AGENT

         SECTION 7.01.  Authorization and Action.................................................................47
         SECTION 7.02.  Agent's Reliance, Etc....................................................................47
         SECTION 7.03.  Citibank and Affiliates..................................................................47
         SECTION 7.04.  Lender Credit Decision...................................................................48
         SECTION 7.05.  Indemnification..........................................................................48
         SECTION 7.06.  Successor Agent..........................................................................48

                                                     ARTICLE VIII
                                                    MISCELLANEOUS

         SECTION 8.01.  Amendments, Etc..........................................................................49
         SECTION 8.02.  Notices, Etc.............................................................................49
         SECTION 8.03.  No Waiver; Remedies......................................................................50
         SECTION 8.04.  Costs and Expenses.......................................................................50
         SECTION 8.05.  Right of Set-off.........................................................................51
         SECTION 8.06.  Binding Effect...........................................................................51
         SECTION 8.07.  Assignments, Designations and Participations.............................................52
         SECTION 8.08.  Confidentiality..........................................................................55
         SECTION 8.09.  Governing Law............................................................................55
         SECTION 8.10.  Execution in Counterparts................................................................55
         SECTION 8.11.  Jurisdiction, Etc........................................................................56
         SECTION 8.12.  Effective Date...........................................................................56
         SECTION 8.13.  Waiver of Jury Trial.....................................................................56


  Schedules
  ---------

  Schedule I       -  List of Applicable Lending Offices

  Schedule 5.02(a)  - Existing Liens




  Exhibits
  --------

  Exhibit A-1       -  Form of Revolving Credit Note

  Exhibit A-2       -  Form of Competitive Bid Note

  Exhibit B-1       -  Form of Notice of Revolving Credit Borrowing

  Exhibit B-2       -  Form of Notice of Competitive Bid Borrowing

  Exhibit C         -  Form of Assignment and Acceptance

  Exhibit D         -  Form of Designation Agreement

  Exhibit E        -   Form of Certificate by DTE Energy Company

  Exhibit F        -   Form of Opinion of Counsel to the Loan Parties

  Exhibit G        -   Form of Assignment and Assumption Agreement

  Exhibit H        -   Form of Guaranty

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 18, 2000 among DTE CAPITAL CORPORATION, a Michigan corporation (the "Borrower") which is wholly owned by DTE Energy Company, a Michigan corporation (the "Parent"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as agent (the "Agent") and ABN AMRO BANK N.V., BANK ONE N.A., BARCLAYS BANK PLC, BAYERISCHE LANDESBANK GIROZENTRALE, CAYMAN ISLANDS BRANCH, COMERICA BANK and DEN DANSKE BANK AKTIESELSKAB, as co-agents, for the Lenders (as hereinafter defined).


                  PRELIMINARY STATEMENTS.

                  (1) The Borrower has entered into a Second Amended and Restated Credit Agreement dated as of January 19, 1999, (the "Existing Credit Agreement") with the Agent and certain lenders, financial institutions and other institutional lenders named therein or a party thereto immediately prior to the effectiveness of this Agreement (collectively, the "Existing Lenders").

                  (2) The Borrower has requested that the Initial Lenders enter into this Agreement to amend and restate the Existing Credit Agreement as set forth herein. The Initial Lenders have indicated their willingness to amend and restate the Existing Credit Agreement upon the terms and conditions stated herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree that, subject to the satisfaction of the conditions set forth in Article III, the Existing Credit Agreement is amended and restated in its entirety to read as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "1998 Audited Statements" means the Consolidated balance sheets of the Parent and DECO and, after the Merger Date, MCN and MichCon as at December 31, 1998, and the related Consolidated statements of income and cash flows of such Person for the fiscal year then ended, accompanied by the opinion of such Person's independent public accountants.

                  "1999 Interim Statements" means the Consolidated balance sheets of the Parent and DECO and, after the Merger Date, MCN and MichCon as at September 30, 1999,
and the related Consolidated statements of income and cash flows of the such Person for the nine months then ended, duly certified by a Financial Officer of such Person.

     "Advance" means a Revolving Credit Advance or a Competitive Bid Advance.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agent's Account" means the account of the Agent maintained by the Agent at Citibank with its office at Two Penns Way, Suite 200, New Castle, Delaware, 19720, Account No. 36852248, Attention: Christian Laughton.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

     "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:


================================== ============================ =================================
Public Debt Rating                     Applicable Margin for           Applicable Margin for
   S&P/Moody's                          Base Rate Advances           Eurodollar Rate Advances
---------------------------------- ---------------------------- ---------------------------------

Level 1                                          0%                          .400%
-------
A- / A3 or above
---------------------------------- ---------------------------- ---------------------------------

Level 2                                          0%                          .500%
-------
Lower than Level 1, but at least
BBB+ / Baal or above
---------------------------------- ---------------------------- ---------------------------------

Level 3                                          0%                          .600%
-------
Lower than Level 2, but at least
BBB / Baa2 or above
---------------------------------- ---------------------------- ---------------------------------

Level 4                                          0%                          .800%
-------
Lower than Level 3, but at least
BBB- / Baa3 or above
---------------------------------- ---------------------------- ---------------------------------

Level 5                                          0%                         1.600%
-------
Lower than Level 4, or
no Public Debt Rating in Effect
---------------------------------- ---------------------------- ---------------------------------

At any time more than 50% of the Commitments are utilized, the Applicable Margin will increase by (i) .125% at Levels 1, 2 and 3, (ii) .250% at Level 4, and (iii)
 .500% at Level 5.

     "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:


========================================== =====================================

            Public Debt Rating                          Applicable
               S&P/Moody's                              Percentage
------------------------------------------ -------------------------------------

 Level 1
 -------
 A- / A3 or above                                         .100%
------------------------------------------ -------------------------------------

 Level 2
 -------
 Lower than Level 1, but at least BBB+ /
 Baa1 or above                                            .125%
------------------------------------------ -------------------------------------

 Level 3
 -------
 Lower than Level 2, but at least
 BBB / Baa2 or above                                      .150%
------------------------------------------ -------------------------------------

 Level 4
 -------
 Lower than Level 3, but at least BBB- /
 Baa3 or above                                            .200%
------------------------------------------ -------------------------------------

 Level 5
 -------
 Lower than Level 4, or
 no Public Debt Rating in Effect                          .400%
========================================== =====================================


     "Assigned Rights" means the rights of the Borrower under Sections 1, 2, 3 and 4 of the Support Agreement and all other rights that are intended to secure the obligations of the Borrower under this Agreement.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

     "Assignment and Assumption Agreement" means the assignment and assumption agreement, entered into by the Borrower and the Parent, and accepted by the Agent, in accordance with Sections 2.18, 5.02(b) or 8.06, in substantially the form of Exhibit G hereto, or such other agreement in form and substance satisfactory to the Agent and the Lenders, by which the Parent assumes all of the Borrower's obligations under this Agreement.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                         (a) the rate of interest announced publicly by Citibank
                    in New York, New York, from time to time, as Citibank's base rate;

                         (b) the sum (adjusted to the nearest 1/16 of 1% or, if
                    there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                         (c) 1/2 of one percent per annum above the Federal
                    Funds Rate.

                    "Base Rate Advance" means a Revolving Credit Advance that
               bears interest as provided in Section 2.07(a)(i).

                    "Borrower" has the meaning specified in the recital of
               parties to this Agreement.

                    "Borrowing" means a Revolving Credit Borrowing or a
               Competitive Bid Borrowing.

                    "Business Day" means a day of the year on which banks are
               not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                    "Capitalization" means the sum of tangible net worth plus
               Consolidated Debt.

          "Collateral Assignment Agreement" means that certain Collateral Assignment Agreement, dated as of January 19, 1999, made by the Borrower to the Agent, as amended, supplemented or modified in accordance with the terms thereof and hereof.

          "Commitment" has the meaning specified in Section 2.01.

          "Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

          "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

          "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

          "Competitive Bid Reduction" has the meaning specified in Section 2.01.

          "Confidential Information" means information that a Loan Party furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than a Loan Party.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

          "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit,
     (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. See the definition of "Nonrecourse Debt" below.

          "Declining Lender" has the meaning specified in Section 2.16.

          "DECO" means The Detroit Edison Company, a Michigan corporation wholly owned by the Parent.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Designated Bidder" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Section 8.07(d), (e) and (f) and (iii) is not otherwise a Lender.

          "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Agent, in substantially the form of Exhibit D hereto.

          "Disclosed Litigation" has the meaning specified in Section 3.01(b).

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense and

        (d) amortization expense, in each case determined in accordance with GAAP for such period.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; and (viii) any other Person approved by the Agent and the Borrower, such approval not to be unreasonably withheld or delayed by either party; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph
         (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the

          London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
          Section 2.08.

                  "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Existing Commitment" means, for each Existing Lender, all of such Existing Lender's rights in and to, and all of its obligations under, the Commitment (as defined in the Existing Credit Agreement) held by it under the Existing Credit Agreement as of the Effective Date.

                  "Existing Credit Agreement" has the meaning specified in the Preliminary Statement hereto.

                  "Existing Lenders" has the meaning specified in the Preliminary Statements hereto.

                  "Existing Notes" means the Notes as defined in, and issued pursuant to, the Existing Credit Agreement.

                  "Extending Lenders" has the meaning specified in Section 2.16.

                  "Facility Fee" has the meaning specified in Section 2.04(a).

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "Financial Officer" of any Person means the chief executive officer, president, chief financial officer, controller, treasurer or any assistant treasurer of such Person.

                  "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i).

                  "Guaranty" means the guaranty entered into by the Parent in favor of the Agent and the Lenders in accordance with Sections 2.18 or 5.02(b), in substantially in the form of Exhibit H hereto.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, except for those hedge agreements, which agreements shall be pari passu with or subordinate to this Agreement, that may be entered into by the Parent for an aggregate notional amount of up to $1 billion in connection with the Merger.

                  "Information Memorandum" means the information memorandum dated December 1999 used by the Agent and Salomon Smith Barney Inc., as arranger in connection with the syndication of the Commitments.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to

         Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                    (i) the Borrower may not select any Interest Period that ends after the Revolver Termination Date then in effect or, if the Advances have been converted to a term loan pursuant to
               Section 2.06 prior to such selection, which ends after the Maturity Date;

                    (ii) Interest Periods commencing on the same date for
               Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                    (iii) whenever the last day of any Interest Period would
               otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                    (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

               "Internal Revenue Code" means the Internal Revenue Code of
         1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "Junior Subordinated Debentures" means subordinated junior deferrable interest debentures issued by DECO from time to time.

               "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07(a), (b) and (c) and, except when used in reference to a Revolving Credit Advance, a Revolving Credit Borrowing, a Revolving Credit Note, a Commitment or a related term, each Designated Bidder.

               "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

               "LIBO Rate Advances" has the meaning specified in Section 2.03(a)(i).

               "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

               "Loan Documents" means this Agreement, the Notes, the Support Agreement, the Collateral Assignment Agreement and, if executed and delivered in accordance with Section 2.18, the Guaranty or the Assignment and Assumption Agreement.

               "Loan Parties" means the Borrower and the Parent.

               "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of either Loan Party and its Subsidiaries taken as a whole.

               "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of either Loan Party or either Loan Party and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under any Loan Document or (c) the ability of either Loan Party to perform its obligations under any Loan Document to which it is a party.

               "Maturity Date" means the earlier of (a) the one year anniversary of the Term Loan Conversion Date and (b) the date of the termination in whole of the aggregate Commitments pursuant to Section 2.05, 2.18 or 6.01.

               "MCN" mean Michigan Energy Group Inc.

               "Merger" means the pending merger of the Parent and MCN Energy Group Inc. pursuant to the merger agreement between the Parent and MCN dated as of October 4, 1999, as amended as of November 12, 1999.

               "Merger Date" means the effective date of the Merger.

               "MichCon" means Michigan Consolidated Gas Company.

               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer Plan" means a multiemployer plan, as defined in
          Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

               "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "Nonrecourse Debt" means Debt of either Loan Party or any of their Subsidiaries in respect of which no recourse may be had by the creditors under such Debt against such Loan Party or such Subsidiary in its individual capacity or against the assets of such Loan Party or such Subsidiary, other than assets which were purchased by such Loan Party or such Subsidiary with the proceeds of such Debt.

               "Note" means a Revolving Credit Note or a Competitive Bid Note.

               "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a)(i).

               "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

               "Parent" has the meaning specified in the recital by the parties to this Agreement.

               "Parent Assumption Date" means the date upon which the Parent becomes the Borrower hereunder, either by execution and delivery of the Assignment and Assumption Agreement or by operation of law upon a merger or consolidation of the Borrower with or into the Parent.

               "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

               "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

               "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

               "Plan" means a Single Employer Plan or a Multiple Employer Plan.

               "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced senior unsecured Debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the lower rating;
          (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

               "Reference Banks" means Citibank, N.A., Barclays Bank PLC and Bank One N.A.

               "Register" has the meaning specified in Section 8.07(g).

               "Required Lenders" means at any time Lenders owed at least 66-2/3% of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments.

               "Revolver Termination Date" means the earlier of January 16, 2001 or, if extended pursuant to Section 2.16, the date that is 364 days after the Revolver Termination Date then in effect, and (b) the date of termination in whole of the Commitments pursuant to Section 2.05,
          2.18 or 6.01; provided, however, that the

          Revolver Termination Date of any Lender that is a Declining Lender to any requested extension pursuant to Section 2.16 shall be the Revolver Termination Date in effect immediately prior to the date on which such extension was granted, for all purposes of this Agreement.

                  "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and, if the Borrower has made the Term Loan Election in accordance with Section 2.06, includes each such advance that remains outstanding after the Term Loan Conversion Date, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "SEC Reports" means the following reports and financial statements of the Parent and DECO and, after the Merger Date, MCN and MichCon, as the case may be:

                         (a) the Form 10K of such Person for the year ended
                    December 31, 1998 as filed with or sent to the Securities and Exchange Commission,

                         (b) the Forms 10Q of such Person for the quarters ended
                    March 31, 1999, June 30, 1999 and September 30, 1999 as filed with or sent to the Securities and Exchange Commission,

                         (c) the 1998 Audited Statements; and

                         (d) the 1999 Interim Statements.

                  "Significant Subsidiary" means (i) DECO, (ii) after the Merger Date, MichCon, and (iii) any other Subsidiary of the Parent (A) the total assets (after intercompany eliminations) of which exceed 30% of the total assets of the Parent and its Subsidiaries or (B) the net worth of which exceeds 30% of the Consolidated Net Worth of the Parent and its Subsidiaries, in each case as shown on the consolidated balance sheet of the Parent and its Subsidiaries prepared on a pro forma basis after giving effect to the Merger.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Support Agreement" means that certain Support Agreement, dated as of January 19, 1999, between the Parent and the Borrower, as amended, supplemented or modified in accordance with the terms thereof and hereof.

                  "Term Loan Conversion Date" has the meaning specified in
         Section 2.06.

                  "Term Loan Election" has the meaning specified in Section
         2.06.

                  "Termination Event" has the meaning specified in Section 2.18.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the earlier of the Revolver Termination Date and the Term Loan Conversion Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(g), as such amount may be reduced pursuant to
Section 2.05 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid Reduction"). Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

                  SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or 9:00 A.M. (New York City time) the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing,
(ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

         (b) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than ten separate Revolving Credit Borrowings.

         (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

         (d) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

         (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

             SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring

30 days prior to the earlier of the Revolver Termination Date and the Term Loan Conversion Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

                  (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the earlier of the Revolver Termination Date and the Term Loan Conversion Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least five Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"). Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                  (iii) The Borrower shall, in turn, before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                           (x) cancel such Competitive Bid Borrowing by giving
                  the Agent notice to that effect, or

                           (y) accept one or more of the offers made by any
                  Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

                  (iv) If the Borrower notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

                  (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
         (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

         (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

         (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

         (d) The Borrower shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

         (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

         (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

         (g) Upon delivery of each Notice of Competitive Bid Borrowing, the Borrower shall pay a non-refundable fee of $3,000 to the Agent for its own account.

             SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender (other than the Designated Bidders) a facility fee (the "Facility Fee") on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Maturity Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, and on the Maturity Date.

         (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

             SECTION 2.05. Termination or Reduction of the Commitments. (a)
If the Borrower has not made the Term Loan Election at least 15 days prior to the Revolver Termination Date, the Commitments shall be automatically terminated on the Revolver Termination Date. If the Borrower has made the Term Loan Election in accordance with Section

2.06, from time to time after the Term Loan Conversion Date upon each prepayment of the Revolving Credit Advances, the aggregate Commitments of the Lenders under this Agreement shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which the aggregate Commitments of the Lenders under this Agreement immediately prior to such reduction exceeds the aggregate unpaid principal amount of the Revolving Credit Advances outstanding at such time.

         (b) The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding. Once terminated, a Commitment or portion thereof may not be reinstated.

                  SECTION 2.06. Repayment of Revolving Credit Advances; Term Loan Election. (a) The Borrower shall, subject to the next succeeding sentence, repay to the Agent for the ratable account of the Lenders on the Revolver Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

         (b) The Borrower may, at any time prior to the Revolver Termination Date and upon not less than 15 days' notice to the Agent, elect (the "Term Loan Election") to convert all of the Revolving Credit Advances outstanding on the date specified in such notice (the "Term Loan Conversion Date") into a term loan which the Borrower shall repay in full to the Agent for the ratable account of the Lenders on the Maturity Date; provided that no Default has occurred and is continuing on the date of notice of the Term Loan Election or on the Term Loan Conversion Date.

                  SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus
         (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

         (b) Default Interest. (i) Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above, and (ii) the Borrower shall pay, to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

             SECTION 2.08. Interest Rate Determination. (a) Each Reference
Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

         (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

         (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

         (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         (f) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

                  (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

                  (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.09. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  SECTION 2.10. Prepayments of Revolving Credit Advances. (a) Optional Prepayment. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M., (i) on the same day for Base Rate Advances and (ii) on the second Business Day prior to the prepayment in the case of Eurodollar Rate Advances stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

                  (b) Mandatory Prepayment. The Borrower shall, upon five Business Days notice from the Agent given at the request or with the consent of the Required Lenders, prepay the aggregate principal amount outstanding plus all interest thereon and all other amounts payable hereunder or under the Notes, in the event that (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Parent; or (ii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent.

                  SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the

Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

         (c) In the event that a Lender demands payment from the Borrower for amounts owing pursuant to subsection (a) or (b) of this Section 2.11, the Borrower may, upon payment of such amounts and subject to the requirements of Sections 8.04 and 8.07, substitute for such Lender another financial institution, which financial institution shall be an Eligible Assignee and shall assume the Commitments of such Lender and purchase the Notes held by such Lender in accordance with Section 8.07, provided, however, that (i) no Default shall have occurred and be continuing, (ii) the Borrower shall have satisfied all of its obligations in connection with the Loan Documents with respect to such Lender, and (iii) if such assignee is not a Lender, (A) such assignee is acceptable to the Agent and (B) the Borrower shall have paid the Agent a $3,000 administrative fee.

                  SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder,
(i) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

         (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

         (c) The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

         (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

         (g) In the event that a Lender demands payment from the Borrower for amounts owing pursuant to subsection (a) or (b) of this Section 2.14, the Borrower may, upon payment of such amounts and subject to the requirements of Sections 8.04 and 8.07, substitute for such Lender another financial institution, which financial institution shall be an Eligible Assignee and shall assume the Commitments of such Lender and purchase the Notes held by such Lender in accordance with Section 8.07, provided, however, that (i) no Default shall have occurred and be continuing, (ii) the Borrower shall have satisfied all of its obligations in connection with the Loan Documents with respect to such Lender, and (iii) if such assignee is not a Lender, (A) such assignee is acceptable to the Agent and (B) the Borrower shall have paid the Agent a $3,000 administrative fee.

                  SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.16. Extensions of Revolver Termination Date. No earlier than 45 days and no later than 30 days prior to the Revolver Termination Date in effect at any time, the Borrower may, by written notice to the Agent, request that such Revolver Termination Date be extended for a period of 364 days. Such request shall be irrevocable and binding upon the Borrower. The Agent shall promptly notify each Lender of such request. If a Lender agrees, in its individual and sole discretion, to so extend its Commitment (an "Extending Lender"), it shall deliver to the Agent a written notice of its agreement to do so no earlier than 30 days and no later than 20 days prior to such Revolver Termination Date and the Agent shall notify the Borrower of such Extending Lender's agreement to extend its Commitment no later than 15 days prior to such Revolver Termination Date. The Commitment of any Lender that fails to accept or respond to the Borrower's request for extension of the Revolver Termination Date (a "Declining Lender") shall be terminated on the Revolver Termination Date originally in effect (without regard to any extension by other Lenders) and on such Revolver Termination Date the Borrower shall pay in full the principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the date of such payment of principal and all other amounts payable to such Declining Lender under this Agreement. The Agent shall promptly notify each Extending Lender of the aggregate Commitments of the Declining Lenders. The Extending Lenders, or any of them, may offer to increase their respective Commitments by an aggregate amount up to the aggregate amount of the Declining Lenders' Commitments and any such Extending Lender shall deliver to the Agent a notice of its offer to so increase its Commitment no later than 15 days prior to such Revolver Termination Date. To the extent of any shortfall in the aggregate amount of extended Commitments, the Borrower shall have the right to require any Declining Lender to assign in full its rights and obligations under this Agreement to an Eligible Assignee designated by the Borrower and acceptable to the Agent, that agrees to accept all of such rights and obligations (a "Replacement Lender"), provided that (i) such increase and/or such assignment is otherwise in compliance with Section 8.07, (ii) such Declining Lender receives payment in full of the principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the date of such payment of principal and all other amounts payable to such Declining Lender under this Agreement, and (iii) any such increase shall be effective on the Revolver Termination Date in effect at the time the Borrower requests such extension and any such assignment shall be effective on the date specified by the Borrower and agreed to by the Replacement Lender and the Agent. If Extending Lenders and Replacement Lenders provide Commitments in an aggregate amount at least equal to 51% of the aggregate amount of the Commitments outstanding 30 days prior to the Revolver Termination Date in effect at the time the Borrower requests such extension, the Revolver Termination Date shall be extended by 364 days for such Extending Lenders.

                  SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 2.18. Termination Events. If the Parent shall incur any Debt not existing on the Effective Date (excluding the extension of any Debt existing on the Effective Date) without simultaneously with, or prior to, the incurrence of such Debt (i) executing and delivering to the Agent, on behalf of the Lenders, either the Guaranty or the Assignment and Assumption Agreement and (ii) delivering therewith:

                  (A) Certified copies of the resolutions of the Board of Directors of each Loan Party executing and delivering such Loan Document approving such Loan Document;

                  (B) A certificate of the Secretary or Assistant Secretary of each Loan Party executing and delivering such Loan Document certifying the names and true signatures of the officers of each such Loan Party authorized to sign such Loan Document and the other documents to be delivered thereunder;

                  (C) A certificate of a duly authorized officer of each Loan Party executing and delivering such Loan Document certifying that (x) the representations and warranties contained in such Loan Document are correct on and as of the date of such Loan Document, before and after giving effect to such Loan Document, as though made on and as of such date and (y) no Default has occurred and is continuing or would result from the execution and delivery of such Loan Document; and

                  (D) A favorable opinion of counsel to the Parent and the Borrower in form and substance satisfactory to the Agent as to such Loan Document and such other matters as any Lender through the Agent may reasonably request;

(any such failure being a "Termination Event"), the Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the date hereof (the "Effective Date"), provided that the following conditions precedent have been satisfied on such date:

                  (a) There shall have occurred no Material Adverse Change since December 31, 1998.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting either Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described in the SEC Reports (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby and there shall have been no adverse change in the status, or financial effect on any Loan

         Party or any of its Subsidiaries of the Disclosed Litigation from that described in the SEC Reports.

                  (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access, as such Lenders have reasonably requested, to the management, records, books of account, contracts and properties of each Loan Party and its Subsidiaries as they shall have requested.

                  (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

                  (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

                  (f) The Borrower shall have paid (i) all accrued fees and expenses of the Agent and the Lenders with respect to this Agreement, including fees contemplated in the Information Memorandum, and (ii) all facility fees accrued under the Existing Credit Agreement as of the Effective Date.

                  (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                           (i) The representations and warranties contained in
                  Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event has occurred and is continuing that
                  constitutes a Default.

                           (iii) The Parent shall have delivered a certificate,
                  substantially in form of Exhibit E hereto, signed on behalf of the Parent by a Financial Officer of the Parent.

                  (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

                           (i) The Revolving Credit Notes to the order of the
                  Lenders, respectively.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of each Loan Party approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document to which it is a party.

                           (iii) A certificate of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of each Loan Party authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder or thereunder.

                           (iv) An audited Consolidated balance sheet of the
                  Borrower and its Subsidiaries and the related statements of income and cash flows of the Borrower and its Subsidiaries, as of December 31, 1998.

                           (v) A letter agreement, in form and substance
                  satisfactory to the Agent, executed by each Loan Party acknowledging that all references in the Support Agreement to the Existing Agreement and the "Credit Agreement" will be deemed to be references to this Agreement.

                           (vi) A letter agreement, in form and substance
                  satisfactory to the Agent, executed by the Borrower acknowledging that all references in the Collateral Assignment Agreement to the Existing Agreement and the "Credit Agreement" will be deemed to be references to this Agreement, together with:

                                    (A) acknowledgment copies or stamped receipt
                           copies of proper financing statements (or amendments to financing statements), duly filed on or before the Effective Date under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Support Agreement and the Collateral Assignment Agreement, covering the Assigned Rights described in the Support Agreement and the Collateral Assignment Agreement, and

                                    (B) completed requests for information,
                           dated on or before the Effective Date, listing the financing statements referred to in clause (A) above and all other effective financing statements filed in the jurisdictions referred to in clause (A) above that name the Borrower as debtor, together with copies of such other financing statements.

                           (vii) A favorable opinion of C.C. Nern, General
                  Counsel of the Parent and the Borrower, or T.A. Hughes, Associate General Counsel of the Parent and the Borrower, substantially in the form of Exhibit F hereto and as to such other matters as any Lender through the Agent may reasonably request.

                           (viii) A favorable opinion of King & Spalding,
                  counsel for the Agent, in form and substance satisfactory to the Agent.

                  SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                  (i) the representations and warranties contained in Section
         4.01 are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                  SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

                  (a) the representations and warranties contained in Section
         4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                  (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

                  (c) no event has occurred and no circumstance exists as a result of which the information concerning either Loan Party that has been provided to the Agent and each Lender by either Loan Party in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes or any other Loan Document to which it is a party.

                  (d) This Agreement has been, and each of the Notes and each of the other Loan Documents to which it is a party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes and each of the other Loan Documents to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally.

                  (e) The 1998 Audited Statements and the 1999 Interim Statements, copies of each of which have been furnished to each Lender, fairly present, subject in the case of the 1999 Interim Statements, to year-end audit adjustments, the Consolidated financial condition of the relevant Person, as at such dates all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1998, there has been no Material Adverse Change, except as shall have been disclosed in the SEC Reports.

                  (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that
         (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby and there has been no adverse change in the status of any Disclosed Litigation, or its financial effect on any Loan Party or any of its Subsidiaries from that described in the SEC Reports.

                  (g) The operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or
         (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

                  (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (i) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (j) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (k) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (l) Except as set forth in the financial statements referred to in this Section 4.01, the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  (m) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (n) Neither the Borrower nor any of its Subsidiaries is, or after the making of any Advance or the application of the proceeds or repayment thereof, or the consummation of any of the other transactions contemplated hereby, will be, an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

                  (o) At all times prior to the Parent Assumption Date, the Borrower is a "subsidiary company" of the Parent, which is a "holding company" (within the meaning of the Public Utility Holding Company Act of 1935, as amended), and, at all times before and after the Parent Assumption Date, the Parent is exempt from being required to seek approval to perform its obligations under the Loan Documents pursuant to Rule 2 of the Rules and Regulations promulgated pursuant to the Public Utility Holding Company Act of 1935, as amended.

                  (p) At all times prior to the Parent Assumption Date, the Support Agreement (as it may be amended, supplemented, terminated or otherwise modified in accordance with its terms) is in full force and effect and enforceable in accordance with its terms.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lendershall have any Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                  (d) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that the Borrower shall not be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Borrower or the Lenders.

                  (e) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (g) Maintenance of Properties, Etc. Subject to clause (d) above, maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (h) Reporting Requirements.  Furnish to the Lenders:

                           (i) as soon as available and in any event within 45
                  days after the end of each of the first three quarters of each fiscal year of the Parent, Consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

                           (ii) as soon as available and in any event within 90
                  days after the end of each fiscal year of the Parent, a copy of the annual report to Shareholders for such year for the Parent and its Consolidated Subsidiaries, containing the Consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, in each case accompanied by (A) an opinion by Deloitte & Touche LLP or other independent public accountants acceptable to the Required Lenders and (B) the report by the Parent filed with the Securities and Exchange Commission on Form U-3A-2 for such fiscal year, containing the Consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidating statements of income and Consolidating statements of retained earnings of the Borrower and its Subsidiaries for such fiscal year, in each case, having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01;

                           (iii) as soon as available and in any event within 45
                  days after the end of each of the first three quarters of each fiscal year of the Borrower, unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and unaudited Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, in each case duly certified (subject to year-end audit adjustments) by a Financial Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01;

                           (iv) as soon as available and in any event within 90
                  days after the end of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Deloitte & Touche LLP or other independent public accountants acceptable to the Required Lenders;

                           (v) as soon as possible and in any event within five
                  days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                           (vi) promptly after the sending or filing thereof
                  copies of all reports and registration statements that the Borrower or any Subsidiary filed with the Securities and Exchange Commission or any national securities exchange;

                           (vii) promptly after the commencement thereof, notice
                  of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f);

                           (viii) promptly upon becoming aware of any fact or
                  circumstance affecting the Parent or any of its Subsidiaries that would at any time render the Borrower unable to make the representation and warranty contained in Section 4.01(q) on such date, a statement of a duly authorized officer of the Borrower setting forth the details of such fact or circumstance and what action the Parent or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto; and

                           (ix) such other information respecting the Borrower
                  or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

                  SECTION 5.02. Negative Covenants Prior to the Parent Assumption Date. At all times prior to the Parent Assumption Date, so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                           (i)  Permitted Liens,

                           (ii) purchase money Liens upon or in any real
                  property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) shall not exceed $20,000,000 at any time outstanding,

                           (iii) the Liens existing on the Effective Date and
                  described on Schedule 5.02(a) hereto,

                           (iv) Liens on property of a Person existing at the
                  time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary,

                           (v) other Liens securing Debt in an aggregate
                  principal amount not to exceed $20,000,000 at any time outstanding, and

                           (vi) Liens on the rights of the Borrower under one or
                  more agreements between the Parent and the Borrower, whereby the Parent agrees to provide to the Borrower financial support (in the form of cash or liquid assets) in an aggregate amount no greater than $1,200,000,000, to the extent that the Borrower is unable to make timely payment of interest, principal or premium (or expenses or other obligations related thereto) on any Debt of the Borrower (other than the Debt hereunder), provided that such Liens are granted in favor of one or more creditors under such Debt in order to secure the obligations of the Borrower thereunder, and

                           (vii) the replacement, extension or renewal of any
                  Lien permitted by clause (iii), (iv) or (vi) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge with or dispose of assets to the Borrower, (iii) the Borrower may merge into the Parent, and (iv) the Borrower may merge or consolidate with or into another Person if the Borrower is the surviving entity and
         (1) the Parent and the Borrower shall have executed and delivered, and the Agent shall have accepted, the Assignment and Assumption Agreement accompanied by the documentation set forth in Section 2.18(ii) or (2) the Parent shall have executed and delivered, and the Agent shall have accepted, the Guaranty accompanied by the documentation set forth in Section

         2.18(ii), provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (c) Change in Nature of Business. Make any material change in the nature of its business as carried on at the date hereof.

                  (d) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                  SECTION 5.03. Negative Covenants Applicable on or after the Parent Assumption Date. Notwithstanding anything in the contrary set forth in Section 5.02, at all times on and after the Parent Assumption Date so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                  (a) Liens, Etc. Create or suffer to exist, or permit any Significant Subsidiary to create or suffer to exist, any Lien on or with respect to any shares of any class of equity securities (including, without limitation, Voting Stock) of any Significant Subsidiary, whether such shares are now owned or hereafter acquired.

                  (b) Debt. Create, incur, assume or suffer to exist any Debt except Debt that is expressly or effectively pari passu with or expressly subordinated to the Debt of the Borrower hereunder.

                  (c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any Significant Subsidiary to do so, except that (i) any Significant Subsidiary may merge or consolidate with or into any other Significant Subsidiary, (ii) any Significant Subsidiary may merge into or dispose of assets to the Borrower, and (iii) the Borrower may merge or consolidate with or into any other Person if the surviving entity has senior unsecured Debt outstanding rated at least BBB- by S&P and Baa3 by Moody's; provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (d) Change in Nature of Business. Make, or permit any of its Significant Subsidiaries to make, any material change in the nature of its business as carried on January 18, 2000 other than as disclosed in the SEC Reports.

                  (e) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

                  (b) Any representation or warranty made by the Borrower herein, by the Borrower (or any of its officers) in connection with this Agreement or by the Parent in the Guaranty shall prove to have been incorrect in any material respect when made; or

                  (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.10(b), 5.01(d), (e) or (h), 5.02 or (if applicable) 5.03 or in the Collateral Assignment Agreement, (ii) the Parent shall fail to perform or observe any term, covenant or agreement contained in the Support Agreement or the Guaranty, as applicable, or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

                  (d) Either Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $10,000,000 in the aggregate (but excluding Debt outstanding hereunder and Nonrecourse Debt) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) Either Loan Party or DECO shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against either Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or either Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against either Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any non-monetary judgment or order shall be rendered against either Loan Party or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) The Parent shall at any time (i) cease to hold 100% of the Voting Stock of the Borrower unless the Parent and the Borrower shall have executed and delivered, and the Agent shall have accepted, the Assignment and Assumption Agreement accompanied by the documentation set forth in Section 2.18(ii) or (ii) cease to hold 100% of the Voting Stock of DECO; or

                  (i) The Borrower or any of its ERISA Affiliates shall incur, or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability in excess of $10,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

                  (j) The Parent and its Subsidiaries, on a Consolidated basis, shall at any time cease to:

                           (i) Maintain a ratio of Consolidated EBITDA to cash
                  interest payable on all Debt (excluding, (A) such Nonrecourse Debt of their own and of their Subsidiaries and Affiliates as would be listed as such in the financial statements of the Parent of the kind delivered pursuant to Section 5.01(h)(ii) and (iii) and (B) the Junior Subordinated Debentures) of not less than 2:1 for each period of four consecutive fiscal quarters ending on the last day of September, December, March and June of each year, or

                           (ii) Maintain a ratio of Consolidated Debt
                  (excluding, (A) such Nonrecourse Debt of their own and of their Subsidiaries as would be listed in the financial statements of the Parent and (B) the Junior Subordinated Debentures) to Capitalization of not greater than .65:1; or

                  (k) any provision of any of the Loan Documents after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE VII

                                    THE AGENT

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the

Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. The Lenders (other than the Designated Bidders) agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Notes then held by each of them (or if no Revolving Credit Notes are at the time outstanding or if any Revolving Credit Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any Loan Document or any action taken or omitted by the Agent under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Loan Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

                  SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 200 Second Avenue, Detroit, MI 48226, Attention: Christopher C. Arvani; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720 Attention:
Christian Laughton, with a copy to J. Nicholas McKee, 399 Park Avenue, New York, New York 10043; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and reasonable expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, each other Loan Document and the other documents to be delivered hereunder and thereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and reasonable expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and reasonable expenses of the Agent and the Lenders, if any (including, without limitation, reasonable internal and external counsel fees and expenses, provided such fees and expenses are not duplicative), in connection with the "workout", restructuring or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

         (b) The Borrower agrees to indemnify, to the extent legally permissible, and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, the other Loan Documents any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, the other Loan Documents any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

         (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of each Loan Party contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of either Loan Party against any and all of the obligations of either Loan Party now or hereafter existing under the Loan Documents Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify such Loan Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders to any Person, except to the Parent pursuant to the Assignment and Assumption Agreement accompanied by the documentation set forth in Section 2.18(ii).

                  SECTION 8.07. Assignments, Designations and Participations.
(a) Each Lender (other than the Designated Bidders) may, with the prior consent of the Agent and (for so long as no Default has occurred and is continuing) the Borrower (which consent shall not be unreasonably withheld) assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owed to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Credit Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

         (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than two such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to Section 2.03, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section
2.03 and the obligations related thereto.

         (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon the Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

         (g) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the

Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (h) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would (A) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (B) increase the Commitments or
(C) release the Parent under the Guaranty or terminate the Guaranty, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Each participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.14 to the same extent as if it were a Lender and had acquired its interest under this Agreement by an assignment made pursuant to this Section 8.07, provided, however, that in no event shall the Borrower be obligated to make any payment with respect to such Sections that is greater than the amount that the Borrower would have otherwise made had no participations been sold under this Section 8.07(h).

         (i) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

         (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time (i) create a security interest in all or a portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or (ii) with notice to the Agent and the Borrower, assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owed to it and the Revolving Credit Note or Notes held by it) to any of its Affiliates.

                  SECTION 8.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(i), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to either Loan Party received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                  SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.12. Effective Date. As of the Effective Date, (i) the Existing Credit Agreement is amended and restated in full as set forth in this Agreement, (ii) the Commitments

(including the Existing Commitments) are restated as set forth in the signature pages hereof, (iii) the Existing Notes are cancelled and replaced by the Notes, and (iv) all obligations which, by the terms of the Existing Credit Agreement, are evidenced by the Existing Notes are evidenced by the Notes.

                  SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            DTE CAPITAL CORPORATION


                                            By
                                              ---------------------------
                                              Name:
                                              Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  Lenders

$31,000,000                                 CITIBANK, N.A.


                                            By
                                              ----------------------------
                                              Name:
                                              Title:




         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                   ABN AMRO BANK N.V.

$26,000,000

                                             By
                                               ----------------------------
                                               Name:
                                               Title:



                                             By
                                               ----------------------------
                                               Name:
                                               Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                   BANK ONE, NA

$26,000,000

                                             By
                                               ----------------------------
                                               Name:
                                               Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                    BARCLAYS BANK PLC

$26,000,000

                                              By
                                                ----------------------------
                                                Name:
                                                Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                    BAYERISCHE LANDESBANK
                                                 GIROZENTRALE, CAYMAN
$26,000,000                                      ISLANDS BRANCH



                                              By
                                                ----------------------------
                                                Name:
                                                Title:


                                              By
                                                ----------------------------
                                                Name:
                                                Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                     COMERICA BANK

$26,000,000

                                               By
                                                 ----------------------------
                                                 Name:
                                                 Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                      DEN DANSKE BANK AKTIESELSKAB

$26,000,000

                                                By
                                                   ----------------------------
                                                   Name:
                                                   Title:



                                                By
                                                   ----------------------------
                                                   Name:
                                                   Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                      THE BANK OF NEW YORK

$20,000,000

                                                By
                                                   ----------------------------
                                                   Name:
                                                   Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                      THE BANK OF NOVA SCOTIA

$20,000,000

                                                By
                                                   ----------------------------
                                                   Name:
                                                   Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  THE CHASE MANHATTAN BANK

$20,000,000

                                            By
                                               ----------------------------
                                               Name:
                                               Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  FIRST UNION NATIONAL BANK

$20,000,000

                                            By
                                               ----------------------------
                                               Name:
                                               Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  SOCIETE GENERALE, CHICAGO
BRANCH

$20,000,000

                                            By
                                               ----------------------------
                                               Name:
                                               Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  BANK HAPOALIM, B.M.

$15,000,000

                                            By
                                               ----------------------------
                                               Name:
                                               Title:



                                            By
                                               ----------------------------
                                               Name:
                                               Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  BW CAPITAL MARKETS, INC.

$12,000,000

                                            By
                                               ----------------------------
                                               Name:
                                               Title:



                                            By
                                               ----------------------------
                                               Name:
                                               Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  THE INDUSTRIAL BANK OF JAPAN,
$12,000,000


                                            By
                                               ----------------------------
                                               Name:
                                               Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  MELLON BANK, N.A.

$12,000,000

                                            By
                                               ----------------------------
                                               Name:
                                               Title:




         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  PARIBAS

$12,000,000

                                            By
                                               ----------------------------
                                               Name:
                                               Title:



                                            By
                                               ----------------------------
                                               Name:
                                               Title:




         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  UNION BANK OF CALIFORNIA, N.A.

$12,000,000

                                            By
                                               ----------------------------
                                               Name:
                                               Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                  CIBC, INC.

$10,000,000

                                            By
                                               ----------------------------
                                               Name:
                                               Title:


         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                    THE DAI-ICHI KANGYO BANK, LTD.

$10,000,000

                                              By
                                                ----------------------------
                                                Name:
                                                Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                    KEYBANK NATIONAL ASSOCIATION

$10,000,00

                                              By
                                                ----------------------------
                                                Name:
                                                Title:



                                              By
                                                ----------------------------
                                                Name:
                                                Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Commitment                                    MICHIGAN NATIONAL BANK

$8,000,000

                                              By
                                                ----------------------------
                                                Name:
                                                Title:



         SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                                                                                                            SCHEDULE I
                                                                                               DTE CAPITAL CORPORATION
                                                                                            APPLICABLE LENDING OFFICES

--------------------------------------------------------------------------------------------------------------------

NAME OF INITIAL LENDER             DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE
--------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                     Two Penns Way, Suite 200                 Same as Domestic Lending Office
                                   New Castle, DE  19720
                                   Attention: Christian Laughton
                                   Telecopier: (302) 894-6120
---------------------------------- ---------------------------------------- ----------------------------------------

ABN AMRO Bank N.V.                 208 South LaSalle, Suite 1500            Same as Domestic Lending Office
                                   Chicago, IL  60604-1003
                                   Attention: Loan Administration
                                   Telecopier:  (312) 992-5155
---------------------------------- ---------------------------------------- ----------------------------------------

Bank Hapoalim B.M.                 1177 Avenue of the Americas              Same as Domestic Lending Office
                                   New York, New York  10036
                                   Attention: Laura Raffa
                                   Telecopier:  (212) 782-2187
---------------------------------- ---------------------------------------- ----------------------------------------

Bank One, NA                       One First National Plaza                 Same as Domestic Lending Office
                                   Chicago, IL  60670
                                   Attention:  Lynn Pozsgay
                                   Telecopier:  (312) 732-3055
---------------------------------- ---------------------------------------- ----------------------------------------

The Bank of New York               One Wall Street                          Same as Domestic Lending Office
                                   New York, NY  10286
                                   Attention:  Lisa Williams
                                   Telecopier:  (212) 635-7923
---------------------------------- ---------------------------------------- ----------------------------------------

The Bank of Nova Scotia            600 Peachtree St. N.E., Suite 2700       Same as Domestic Lending Office
                                   Atlanta, GA 30308
                                   Attention:  Shannon Dancila
                                   Telecopier:  (404)  888-8998
---------------------------------- ---------------------------------------- ----------------------------------------

Barclays Bank PLC                  75 Wall Street                           222 Broadway
                                   New York, NY  10265                      New York, NY  10038
                                   Attention:  Christine Francese           Attention:  Dawn Matthews
                                   Telecopier:  (212) 412-5307              Telecopier:  (212) 412-1098
---------------------------------- ---------------------------------------- ----------------------------------------

Bayerische Landesbank              560 Lexington Avenue                     Same as Domestic Lending Office
Girozentrale                       New York, NY  10022
                                   Attention:  Sean O'Sullivan
                                   Telecopier:  (212) 310-9868
---------------------------------- ---------------------------------------- ----------------------------------------

BW Capital Markets, Inc.           630 Fifth Avenue                         Same as Domestic Lending Office
                                   Rockefeller Center, Suite 1919
                                   New York, NY  10111
                                   Attention: Thomas Lowe
                                   Telecopier:  (212) 218-1810
---------------------------------- ---------------------------------------- ----------------------------------------

The Chase Manhattan Bank           One Chase Manhattan Plaza                Same as Domestic Lending Office
                                   Third Floor
                                   New York, NY  10081
                                   Attention:  Lynett Lang
                                   Telecopier:  (212) 552-5777
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------

NAME OF INITIAL LENDER             DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE
--------------------------------------------------------------------------------------------------------------------
CIBC, Inc.                         Two Paces West                           Same as Domestic Lending Office
                                   2727 Paces Ferry Road, Suite 1200
                                   Atlanta, GA  30339
                                   Attention: Sheryl Leonard
                                   Telecopier:  (770) 319-4950
---------------------------------- ---------------------------------------- ----------------------------------------

Comerica Bank                      500 Woodward Avenue, MC 3268             Same as Domestic Lending Office
                                   Detroit, MI  48226
                                   Attention:  Stacie McVeigh
                                   Telecopier:  (313) 222-9514
---------------------------------- ---------------------------------------- ----------------------------------------

The Dai-Ichi Kangyo Bank,          10 S. Wacker Drive, Suite 2600           Same as Domestic Lending Office
Ltd.                               Chicago, IL  60606
                                   Attention:  R. Cummings
                                   Telecopier:  (312) 876-2011
---------------------------------- ---------------------------------------- ----------------------------------------

Den Danske Bank                    280 Park Avenue, 4th Floor               Same as Domestic Lending Office
                                   New York, NY  10017
                                   Attention:  Loan Administration
                                   Telecopier:  (212) 490-0252
---------------------------------- ---------------------------------------- ----------------------------------------

The Industrial Bank of Japan,      227 West Monroe Street, Suite 2600       Same as Domestic Lending Office
   Limited                         Chicago, IL  60606
                                   Attention:  Debbie Sapyta
                                   Telecopier:  (312) 855-8200
---------------------------------- ---------------------------------------- ----------------------------------------

First Union National Bank          One First Union Center                   Same as Domestic Lending Office
                                   Charlotte, NC 28288-0735
                                   Attention:  Tom Bohrer
                                   Telecopier:  (704) 383-6670
---------------------------------- ---------------------------------------- ----------------------------------------

KeyBank National                   127 Public Square                        127 Public Square
Association                        Cleveland, OH  44114                     Cleveland, OH  44114
                                   Attention:  Michael Jackson              Attention:  Laura Binkley
                                   Telecopier:  (216) 689-4981              Telecopier:  (216) 689-4981
---------------------------------- ---------------------------------------- ----------------------------------------

Mellon Bank, N.A.                  Three Mellon Bank Center, Rm 2332        Same as Domestic Lending Office
                                   Pittsburgh, PA  15259
                                   Attention: Kathy Capp
                                   Telecopier:  (412) 234-4644
---------------------------------- ---------------------------------------- ----------------------------------------

Michigan National Bank             27777 Inkster Road                       Same as Domestic Lending Office
                                   Dept. 10-64
                                   Farmington Hills, MI 48333-9065
                                   Attention:  James Tesen
                                   Telecopier:  (248) 473-3577
---------------------------------- ---------------------------------------- ----------------------------------------

 Paribas                           787 Seventh Avenue                       Same as Domestic Lending Office
                                   New York, NY  10019
                                   Attention:  Tecla Hurley
                                   Telecopier:  (212) 841-2217
---------------------------------- ---------------------------------------- ----------------------------------------

The Sanwa Bank                     10 South Wacker Drive                    Same as Domestic Lending Office
                                   Chicago, IL  60606
                                   Attention:  Richard Ault
                                   Telecopier:  (312) 346-6677
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------

NAME OF INITIAL LENDER             DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE
--------------------------------------------------------------------------------------------------------------------
Societe Generale                   181 West Madison, Suite 3400             181 West Madison, Suite 3400
                                   Chicago, IL  60602                       Chicago, IL  60602
                                   Attention:  R. Boyd Harman               Attention:  Albert Tune
                                   Telecopier:  (312) 578-5099              Telecopier:  (312) 578-5099
---------------------------------- ---------------------------------------- ----------------------------------------

Union Bank of California,          Energy Capital Services                  Same as Domestic Lending Office
N.A.                               445 S. Figueroa Street, 15th Floor
                                   Los Angeles, CA  90071
                                   Attention:  Patricia Gonzalez
                                   Telecopier:  (213) 236-4096
--------------------------------------------------------------------------------------------------------------------

                                Schedule 5.02(a)

                                 Existing Liens



                                      None.

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE


U.S.$                                         Dated:                 , 2000
     ---------------                                 ----------------

                  FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a Michigan corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
                          (the "Lender") for the account of its Applicable
Lending Office on the Revolver Termination Date (each as defined in the Credit Agreement referred to below) or, if the Borrower makes a Term Loan Election, on the Maturity Date (each as defined in the Credit Agreement referred to below), the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Third Amended and Restated Credit Agreement dated as of January 18, 2000 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders outstanding on the Revolver Termination Date or Maturity Date, as applicable.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at Two Penns Way, Suite 200, New Castle, Delaware 19720, Account No. 36852248, Attention: Christian Laughton, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                              [NAME OF BORROWER]


                                              By
                                                 ------------------------------
                                                 Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL







===============================================================================================================================

                          AMOUNT OF            AMOUNT OF PRINCIPAL                 UNPAID                    NOTATION
      DATE                 ADVANCE              PAID OR PREPAID                   PRINCIPAL                  MADE BY
                                                                                   BALANCE
-------------------------------------------------------------------------------------------------------------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


----------------- --------------------------- ------------------------------ ---------------------- ---------------------------


===============================================================================================================================

                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE


U.S.$                                                Dated:              ,
     ---------------                                        -------------  ----

                  FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a Michigan corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
                          (the "Lender") for the account of its Applicable
Lending Office (as defined in the Third Amended and Restated Credit Agreement dated as of January 18, 2000 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)) among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders), on
               ,      the principal amount of $U.S.               .

                  The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

     Interest Rate:      % per annum (calculated on the basis of a year of days
     for the actual number of days elapsed).

                  Both principal and interest are payable in lawful money of the
United States of America to                           for the account of the
Lender at the office of                          , at
in same day funds.

                  This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                              [NAME OF BORROWER]


                                              By
                                                -------------------------------
                                                Title:

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  399 Park Avenue
  New York, NY  10043                                [Date]

                  Attention:
                             ----------------

Ladies and Gentlemen:

              The undersigned, [NAME OF BORROWER], refers to the Third Amended and Restated Credit Agreement, dated as of January 18, 2000 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders
parties thereto and                     , as Agent for said Lenders, and hereby
gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

              (i)    The Business Day of the Proposed Revolving Credit Borrowing
     is                ,     .

              (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

              (iii)  The aggregate amount of the Proposed Revolving Credit
     Borrowing is $               .

              [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is month[s].]

              The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

              (A)    the representations and warranties contained in Section
     4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

              (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                            Very truly yours,

                                            [NAME OF BORROWER]


                                            By
                                              ---------------------------------
                                              Title:

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  399 Park Avenue
  New York, NY  10043                                            [Date]


                  Attention:
                             ----------------


Ladies and Gentlemen:

              The undersigned, [NAME OF BORROWER], refers to the Third Amended and Restated Credit Agreement, dated as of January 18, 2000 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

         (A)  Date of Competitive Bid Borrowing
                                                  ------------------------
         (B)  Amount of Competitive Bid Borrowing
                                                  ------------------------
         (C)  [Maturity Date] [Interest Period]
                                                  ------------------------
         (D)  Interest Rate Basis
                                                  ------------------------
         (E)  Interest Payment Date(s)
                                                  ------------------------
         (F)
              -------------------                 ------------------------
         (G)
              -------------------                 ------------------------
         (H)
              -------------------                 ------------------------

              The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

              (a)    the representations and warranties contained in Section
         4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

              (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

              (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender as of the date hereof by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

              (d) the aggregate amount of the Proposed Competitive Bid
         Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

              The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                              Very truly yours,

                                              [NAME OF BORROWER]



                                              By
                                                -------------------------------
                                                Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


              Reference is made to the Third Amended and Restated Credit Agreement dated as of January 18, 2000 (as amended or modified from time to time, the "Credit Agreement") among DTE Capital Corporation, a Michigan corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

              The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

              1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on
Schedule 1 hereto.

              2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note held by the Assignor and requests that the Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

              3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

              4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

              5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

              6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

              7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

              8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

              IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance
         Percentage interest assigned:
              %
         -----

         Assignee's Commitment:
         $
          ----------

         Aggregate outstanding principal amount of Revolving Credit Advances assigned:
         $
          ----------

         Principal amount of Revolving Credit Note payable to Assignee:
         $
          ----------

         Principal amount of Revolving Credit Note payable to Assignor:
         $
          ----------

         Effective Date(1):
                                           ,
                          -----------------  ----

                                              [NAME OF ASSIGNOR], as Assignor

                                              By
                                                -------------------------------
                                                Title:

                                              Dated:                 ,
                                                     ----------------  ----

                                              [NAME OF ASSIGNEE], as Assignee

                                              By
                                                -------------------------------
                                                Title:

                                              Dated:                 ,
                                                     ----------------  ----

                                              Domestic Lending Office:
                                               [Address]
                                              Eurodollar Lending Office:
                                               [Address]

Accepted [and Approved](2) this

--------------------------------

(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

(2) Required if the Assignee is an Eligible Assignee solely by reason of clause (viii) of the definition of "Eligible Assignee".

           day of                ,
----------        ---------------  ----

                         , as Agent
-------------------------

By
  ----------------------------
   Title:

[Approved this            day of                ,     .]
               ----------        ---------------  ----

[NAME OF BORROWER]

By                            ]**
  ----------------------------
   Title:

                                                             EXHIBIT D - FORM OF
                                                           DESIGNATION AGREEMENT

                          Dated                ,
                               ---------------  ----

              Reference is made to the Third Amended and Restated Credit Agreement dated as of January 18, 2000 (as amended or modified from time to time, the "Credit Agreement") among DTE Capital Corporation, a Michigan corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                                       (the "Designor") and
(the "Designee") agree as follows:

              1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Advances pursuant to Section 2.03 of the Credit Agreement.

              2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

              3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

              4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page hereto.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03 of the Credit Agreement and the rights and obligations of a Lender related thereto.

                  6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

                  IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date(3):
                                ---------------, -----

                           [NAME OF DESIGNOR],
                               as Designor

                           By
                             -----------------------------
                             Title:

                           [NAME OF DESIGNEE],
                             as Designee

                           By
                             -----------------------------
                             Title:

                           Applicable Lending Office (and address for notices):

                                        [Address]

Accepted this    day
             ---
of                ,
  ----------------- -----

-------------------------, as Agent
By
  -----------------------
  Title:

-------------------
(3) This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Agent.

                                                 EXHIBIT E - FORM OF CERTIFICATE
                                                           BY DTE ENERGY COMPANY

                               DTE ENERGY COMPANY
                              OFFICER'S CERTIFICATE

                  I,                          , [Insert title of Financial
Officer (as defined in the Credit Agreement)] of DTE ENERGY COMPANY, a Michigan corporation (the "Parent"), DO HEREBY CERTIFY, in connection with a Borrowing on this date under the Third Amended and Restated Credit Agreement dated as of January 18, 2000 among DTE Capital Corporation, the Banks parties thereto, Citibank, N.A., as agent for said Banks (the "Credit Agreement", the terms defined therein being used herein as therein defined), that:

                  1. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

                  2. The execution, delivery and performance by the Parent of the Support Agreement, and the consummation of the transactions contemplated hereby and thereby, are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Parent's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Parent.

                  3. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Support Agreement and the other Loan Documents to which the Parent is a party shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the Parent with respect to the transactions contemplated by the Loan Documents to which it is a party.

                  4. The Support Agreement has been, and each of the other Loan Documents to which the Parent is a party when delivered pursuant to the Credit Agreement will have been, duly executed and delivered by the Parent. The Support Agreement is, and each of the other Loan Documents to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally.

                  5. The Consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1998, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, and the Consolidated balance sheet of the Parent and its Subsidiaries as at September 30, 1999 and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the nine months then ended, copies of which have been furnished to each Lender, attached hereto as Annex A are hereby duly certified by [Insert title of Financial Officer], as fairly presenting, subject in the case of said balance sheet as at September 30, 1999, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries as at such dates and the Consolidated results of the operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1998 there has been no Material Adverse Change with respect to the Parent.

                  IN WITNESS WHEREOF, I have signed this certificate this 18th day of January, 2000.

                                    ------------------------------------
                                    [Title:]





                      SIGNATURE PAGE TO CREDIT AGREEMENT

                                                             EXHIBIT F - FORM OF
                                          OPINION OF COUNSEL TO THE LOAN PARTIES



                                                 [Date]


  To each of the Lenders parties
  to the Third Amended and
  Restated Credit Agreement
  dated as of January 18, 2000
  among DTE Capital Corporation,
  said Lenders and Citibank, N.A.
  as Agent, with Salomon Smith Barney
  Inc. as Arranger

                             DTE Capital Corporation

  Ladies and Gentlemen:

           This opinion is furnished to you pursuant to Section 3.01(h)(vii) of the Third Amended and Restated Credit Agreement, dated as of January 18, 2000 (the "CREDIT AGREEMENT"), among DTE Capital Corporation (the "BORROWER"), the Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, with Salomon Smith Barney Inc. as Arranger. Terms defined in the Credit Agreement are used herein as therein defined.

           I am General Counsel for each Loan Party, and have acted in that capacity in connection with the preparation, execution and delivery of the Loan Documents.

           In that connection, I, in conjunction with the members of my staff, have examined:

               (1) Each Loan Document, executed by each of the parties thereto.

               (2) The other documents furnished by the Borrower pursuant to
          Article III of the Credit Agreement.

               (3) The Articles of Incorporation of each Loan Party and all amendments thereto (the "CHARTERS").

               (4) The By-Laws of each Loan Party and all amendments thereto (the "BY-LAWS").

               (5) Certificates from the State of Michigan attesting to the continued corporate existence and good standing of each Loan Party in that State.

                                                                               2
To each of the Lenders parties
to the Third Amended and
Restated Credit Agreement
dated as of January 18, 2000
among DTE Capital Corporation,
said Lenders and Citibank, N.A.
as Agent, with Salomon Smith Barney
Inc. as Arranger


               (6) Acknowledgment copies or stamped receipt copies of the UCC-1 financial statement filed by the Agent in connection with the Existing Credit Agreement and any amendments thereto (the "UCC FILINGS") under the Uniform Commercial Code as in effect the State of Michigan (the "UCC"), naming the Borrower as debtor and the Agent as secured party, which UCC Filings have been filed in the filing offices listed in Schedule 1 hereto.

  I have also examined the originals, or copies certified to my satisfaction, of the documents listed in a certificate of a Financial Officer of each Loan Party, dated the date hereof (the "CERTIFICATES"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect the Borrower's right to borrow money or any Loan Party's obligations under the Loan Documents to which it is party. In addition, I have examined the originals, copies certified to my satisfaction, of such other corporate records of each Loan Party, certificates of public officials and of officers of each Loan Party, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

           My opinions expressed below are limited to the law of the State of Michigan and the federal law of the United States.

           Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

         SECTION 2. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

         SECTION 3. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is party, and the consummation of the transactions contemplated thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charters or the By-Laws of such Loan Party or (ii) any law, rule or regulation applicable to such Loan Party (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any document listed in the Certificates or, to the best of my knowledge (after due inquiry), contained in any other similar document.

To each of the Lenders parties
to the Third Amended and
Restated Credit Agreement
dated as of January 18, 2000
among DTE Capital Corporation,
said Lenders and Citibank, N.A.
as Agent, with Salomon Smith Barney
Inc. as Arranger

          SECTION 4. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Loan Parties of the Loan Documents to which each is a party, and (ii) the grant by the Borrower of the security interest granted by it pursuant to the Assignment Agreement.

          SECTION 5. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto.

          SECTION 6. Except as may have been disclosed to you in the SEC Reports, to the best of my knowledge (after due inquiry) there are no pending or overtly threatened actions or proceedings affecting any Loan Party or any of their Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purport to affect the legality, validity, binding effect or enforceability of any Loan Documents or the consummation of the transactions contemplated thereby.

          SECTION 7. If, despite the provisions of Section 8.09 of the Credit Agreement, Section 17 of the Collateral Assignment Agreement and Section 10 of the Support Agreement wherein the parties thereto agree that the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York, a court of the State of Michigan or a federal court sitting in the State of Michigan were to hold that the Loan Documents are governed by, and to be construed in accordance with the laws of the State of Michigan, the Loan Documents would be, under the laws of the State of Michigan, legal, valid and binding obligations of each Loan Party thereto enforceable against such Loan Party in accordance with their respective terms.

          SECTION 8. The Collateral Assignment Agreement creates a valid first priority security interest in the Assigned Rights, securing the payment of the Obligations. The UCC Filings are in appropriate form and have been filed pursuant to the UCC, resulting in the perfection of such security interest in the Assigned Rights.

          SECTION 9. Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; the Parent is an exempt holding company pursuant to the provisions of Rule 2 of the rules and regulations promulgated pursuant to the Public Utility Holding Company Act of 1935, as amended.

           The opinions set forth above are subject to the following qualifications:

                                                                               4
To each of the Lenders parties
to the Third Amended and
Restated Credit Agreement
dated as of January 18, 2000
among DTE Capital Corporation,
said Lenders and Citibank, N.A.
as Agent, with Salomon Smith Barney
Inc. as Arranger


          (a) Our opinion in paragraph 6 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) Our opinion in paragraph 6 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We express no opinion as to participation and the effect of the law of any jurisdiction other than the State of Michigan wherein any Lender may be located or wherein enforcement of the Loan Documents may be sought that limits the rates of interest legally chargeable or collectible.

                                               Very truly yours,

                                    EXHIBIT G

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT (this "AGREEMENT"), dated as of
              ,     , among (i) DTE CAPITAL CORPORATION, a Michigan corporation
(in its capacity as assignor hereunder, the "ASSIGNOR"), (ii) DTE ENERGY COMPANY, a Michigan corporation (in its capacity as the assignee hereunder, the "ASSIGNEE"), (iii) CITIBANK, N.A., as agent (the "AGENT") for the Lenders from time to time party to the Credit Agreement referred to below, and (iv) the Lenders listed on the signature pages hereof.

                             PRELIMINARY STATEMENTS:

         WHEREAS, the Assignor is a party to, and, as of the date hereof, the Borrower under and as defined in, that certain Third Amended and Restated Credit Agreement, dated as of January 18, 2000 (said Agreement, as amended hereby and as it may hereafter be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders named therein and Citibank, N.A., as Agent thereunder.

         WHEREAS, in connection with the Credit Agreement, the Assignor has also executed and delivered Notes to the order of each Lender.

         [WHEREAS, under the Section 2.18 of the Credit Agreement, the Assignee must execute a Guaranty or an Assignment and Assumption Agreement if it incurs any Debt not outstanding on the Effective Date.]

         [WHEREAS, the Assignee desires to incur Debt not outstanding on the Effective Date and has chosen to enter into this Assignment and Assumption Agreement.]

         [WHEREAS, under Section 5.02(b) of the Credit Agreement, the Parent must execute the Guaranty or the Assignment and Assumption Agreement if the Borrower merges or consolidates with or into any Person besides the Parent;]

         WHEREAS, the Assignee desires to accept all of the Assignor's right, title and interest in and to, and assume all of the Assignor's obligations, covenants, agreements and liabilities under, the Credit Agreement and the Notes.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, effective on and as of the Transfer Date, the Assignor and the Assignee hereby agree with and for the benefit of the Agent and the Lenders, and the Agent on its own behalf and on behalf of the Lenders agrees with and for the benefit of the Assignor and Assignee, as follows:

         SECTION 1. ASSIGNMENT AND ASSUMPTION.

         (a) Effective on and as of           ,      (such date and time being
the "TRANSFER DATE"), the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby accepts from the Assignor, all of the Assignor's right, title and interest in and to the Credit

Agreement and the Notes.

         (b) Effective on and as of the Transfer Date, subject to the terms and provisions hereof, the Assignee hereby unconditionally and irrevocably assumes all obligations, covenants and agreements to be performed by the Assignor under, and all liabilities of the Assignor arising under, out of or in connection with, the Credit Agreement and the Notes, and in furtherance of said assumption, the Assignee agrees that on and after the Transfer Date, it shall be bound in all respects by all of the grants, terms, covenants, representations, warranties and conditions of the Credit Agreement and the Notes, as if the Assignee were the original Borrower under and as defined in the Credit Agreement and the Notes, without further action required on the part of any party hereto or thereto. In addition, on and after the Transfer Date, subject to the terms and provisions hereof, the Assignee assumes, agrees to observe and perform, and promises to pay all obligations, duties and liabilities of the Assignor, now or hereafter existing, arising out of, under or in connection with, the Credit Agreement and the Notes (including, without limitation, the punctual payment when due of the principal, interest and fees owing thereunder from time to time), in each case as though the Assignee were the original Borrower under and as defined therein. Further, subject to the terms and provisions hereof, the Assignor hereby confirms and agrees that each of the Credit Agreement and the Notes is, and the Assignee hereby confirms and agrees that each of the Credit Agreement and the Notes shall on and after the Transfer Date continue to be, in full force and effect in accordance with its terms, and the Assignee hereby ratifies and confirms in all respects, effective on and as of the Transfer Date, each of the Credit Agreement and the Notes.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. The Assignor and the Assignee each represents and warrants that it has received copies of and has reviewed the Loan Documents. Effective on and as of the Transfer Date, the Assignee makes each of the representations and warranties of the Borrower set forth in the Credit Agreement all as if Assignee were the original Borrower under and as defined therein and had originally executed and delivered the Credit Agreement and the Notes, and confirms that each such representation and warranty is true and correct on and as of the Transfer Date, and that no Default has occurred and is continuing on and as of the Transfer Date.

         SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ASSIGNEE. The Assignee represents and warrants, as of the date hereof, as follows:

         (a) The Assignee is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of it incorporation.

         (b) The execution, delivery and performance by the Assignee of this Agreement are within the Assignee's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Assignee's charter or by-laws or (ii) any applicable law or any contractual restriction binding on or affecting the Assignee.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Assignee of this Agreement.

         (d) This Agreement has been duly executed and delivered by the Assignee and is a legal, valid and binding obligation of the Assignee enforceable against the Assignee in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally.

         SECTION 4. REFERENCE TO AND EFFECT ON THE ASSIGNED AGREEMENTS. The Assignee further confirms and agrees that, effective on and as of the Transfer Date, each reference in each of the Credit Agreement and the Notes to the "Borrower" or any like term shall be deemed to refer to the Assignee to the extent the context permits.

         SECTION 5. EFFECT OF THE AGREEMENT. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Assignor shall remain fully liable to the Agent and the Lenders for any breach of the representations and warranties made by it in the Loan Documents on the date thereof or upon the date of each Borrowing.

         SECTION 6. COSTS AND EXPENSES. The Assignee agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, modification and amendment of this Agreement, and all costs and expenses, if any (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement. The Assignee also agrees to indemnify the Agent and each Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or any Lender (as the case may be) in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent or any Lender hereunder, except for such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Person seeking such indemnity.

         SECTION 7. GOVERNING LAW, ETC. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any conflicts of law principles, and shall be binding upon the Assignee, the Assignor and their respective successors and assigns; provided, that the parties hereto shall have no right to assign any rights, obligations or liabilities hereunder except in accordance with the terms of the Loan Documents.

         SECTION 8. WAIVER OF JURY TRIAL. Each of the Assignor and the Assignee irrevocably waives hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Assignor and the Assignee, as the case may be, in the negotiation, administration, performance or enforcement thereof.

         SECTION 9.  JURISDICTION, ETC.

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 10. THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Assignor, the Assignee, the Agent, the Lenders and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer on any other Person any legal or equitable benefit or remedy under or by reason of this Agreement.

         SECTION 11. NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopy transmission) and (except when particular means are specified) mailed, faxed or delivered, if to the Assignor or the Assignee, at its address at 200 Second Avenue, Detroit, MI 48226,
Attention: Christopher C. Arvani, telecopy: 313-235-0170; and if to the Agent,
at its address at                      , Attention:                     ,
telecopy:                    , with a copy to                     ,
                   , telecopy:                ; or, as to each party, at such
other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted, respectively.



                            [Signatures on next page]

                  IN WITNESS WHEREOF, the Assignor and the Assignee have each caused this Agreement to be duly executed and delivered by an officer thereunto duly authorized as of the date first above written.

                             DTE CAPITAL CORPORATION


                             By
                               ----------------------------------
                               Name:
                               Title:



                             DTE ENERGY COMPANY


                             By
                               ----------------------------------
                               Name:
                               Title:



ACCEPTED BY:

CITIBANK, N.A., as Agent


By
   ----------------------------------
   Name:
   Title:

                                    EXHIBIT H

                                    GUARANTY

         GUARANTY, dated as of                   , 2000 (this "GUARANTY"), of
DTE ENERGY COMPANY, a Michigan corporation (the "PARENT"), in favor of the Agent and the Lenders under the Credit Agreement referred to herein.

                              W I T N E S S E T H:

         WHEREAS, the Parent is the direct owner of 100% of the outstanding common stock of DTE Capital Corporation, a Michigan corporation (the "BORROWER");

         WHEREAS, the Borrower may make borrowings from the Lenders pursuant to that certain Third Amended and Restated Credit Agreement, dated as of January 18, 2000 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders named therein and Citibank, N.A., as Agent thereunder;

         [WHEREAS, under Section 2.18 of the Credit Agreement, the Parent must execute the Guaranty or the Assignment and Assumption Agreement if it incurs any Debt not outstanding on the Effective Date;]

         [WHEREAS, the Parent desires both to incur Debt not outstanding on the Effective Date and to enable the Borrower to incur and maintain Debt under the Credit Agreement on more advantageous and reasonable terms;]

         [WHEREAS, under Section 5.02(b) of the Credit Agreement, the Parent must execute the Guaranty or the Assignment and Assumption Agreement if the Borrower merges or consolidates with or into any Person besides the Parent;]

         [WHEREAS, the Borrower desires to merge or consolidate with or into a Person besides the Parent, and Parent desires to enable the Borrower to incur and maintain Debt under the Credit Agreement on more advantageous and reasonable terms;]

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows for the benefit of the Agent and the Lenders:

         SECTION 1.  GUARANTY.

         The Parent hereby unconditionally guarantees the punctual payment when due, without set off or counterclaim, whether at stated maturity, by acceleration or otherwise, of all obligations (whether payable at scheduled maturity, upon acceleration, as a mandatory prepayment or otherwise) of the Borrower now or hereafter existing under the Credit Agreement and the Notes, whether for principal, interest, fees, expenses or otherwise (such obligations being the "OBLIGATIONS"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent and any Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Parent's liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrower to the Agent and the Lenders under the Credit Agreement and the other documents entered into in connection therewith and (collectively, the "LOAN DOCUMENTS") but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         SECTION 2.  GUARANTY ABSOLUTE.

         The Parent guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders, as the case may be, with respect thereto. The obligations of the Parent under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Parent under this Guaranty shall, to the fullest extent permitted by law, be absolute and unconditional irrespective of, and the Parent waives any defense based upon:

                  (i) any lack of validity or enforceability against the Borrower of the Credit Agreement, the other Loan Documents or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or the other Loan Documents, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or any of its subsidiaries or otherwise;

                  (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

                  (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Borrower or any of its subsidiaries;

                  (v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its subsidiaries; or

                  (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         SECTION 3.  WAIVER.

         The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

         SECTION 4.  SUBROGATION.

         The Parent will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full and the Commitments shall have expired or terminated. If any amount shall be paid to the Parent on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the expiration or termination of the Commitments, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents or to be held by the Agent as collateral security for any Obligations thereafter existing. If (i) the Parent shall make payment to the Agent and the Lenders of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this Guaranty shall be paid in full and (iii) the Commitments shall have expired or terminated, the Agent and the Lenders (as appropriate) will, at the Parent's request, execute and deliver to the Parent appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent of an interest in the Obligations resulting from such payment by the Parent.

         SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE PARENT.

         The Parent represents and warrants, as of the date hereof, as follows:

                  (a) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) The execution, delivery and performance by the Parent of this Guaranty are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Parent's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Parent.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Parent of this Guaranty.

                  (d) This Guaranty has been duly executed and delivered by the Parent and is a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally.

                  (e) The 1998 Audited Statements and the 1999 Interim Statements, copies of each of which have been furnished to each Lender, fairly present, subject in the case of the 1999 Interim Statements, to year-end audit adjustments, the Consolidated financial condition of the relevant Person, as at such dates all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1998, there has been no Material Adverse Change, except as shall have been disclosed in the SEC Reports.

                  (f) The Parent owns beneficially and of record, free and clear of all Liens, 100% of the common stock of the Borrower.

                  (g) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (h) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (i) Neither the Parent nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (j) Neither the Parent nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV or ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (k) Except as set forth in the financial statements referred to in this Section 5, the Parent and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  (l) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Parent or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Guaranty, the Credit Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby or thereby and there has been no material adverse change in the status of any Disclosed Litigation, or its financial effect on any Loan Party or any of its Subsidiaries from that described in the SEC Reports.

                  (m) The operations and properties of the Parent and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs except as disclosed in the SEC Reports, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

                  (n) Neither the Parent nor any of its Subsidiaries is, or after the making of any Advance or the application of the proceeds or repayment thereof, or the consummation of any of the other transactions contemplated hereby, will be, an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

SECTION 6.        AFFIRMATIVE COVENANTS OF THE PARENT.

         So long as any amount in respect of any Note shall remain unpaid or any Lender shall have any Commitment, the Parent will or will cause the Borrower to, unless the Required Lenders shall otherwise consent in writing:

         (a) CREDIT AGREEMENT. Cause the Borrower to perform and observe for the benefit of the Agent and the Lenders each and every covenant and agreement of the Borrower set forth in Article V of the Credit Agreement, including but not limited to delivering to the Agent and the Lenders all financial statements and financial and other information required to be delivered pursuant to Section 5.01 of the Credit Agreement.

         (b) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

         (c) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
(i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         (d) PERFORMANCE AND COMPLIANCE WITH OTHER AGREEMENTS. Perform and comply with, and with respect to the Borrower, cause the performance by and compliance with, each of the material provisions of each material indenture, credit agreement, contract or other agreement by which such Loan Party is bound, non-performance or non-compliance with which would have a material adverse effect upon such Loan Party's business or credit or, in the case of the Parent, materially and adversely affect its ability to perform its obligations hereunder except material contracts or other agreements being contested in good faith.

         (e) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower may consummate any merger or consolidation permitted under
Section 5.02(b) of the Credit Agreement and the Parent may consummate any merger or consolidation permitted under Section 7(c) of this Guaranty and provided further that a Subsidiary shall not be required to preserve its corporate existence or any right or franchise if the failure to preserve such corporate existence, right or franchise will not cause or result in a Material Adverse Change.

         (f) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties (including, without limitation, the operation and ownership of nuclear generating facilities) in the same general areas in which the Borrower or such Subsidiary operates.

         (g) INSPECTION RIGHTS. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

         (h) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

         (i) OWNERSHIP OF SUBSIDIARIES. Maintain at all times beneficial ownership, free and clear of all Liens, of 100% of the Voting Stock of the Borrower and DECO.

         (j) FINANCIAL COVENANTS.

                  (i) Maintain a ratio of Consolidated EBITDA to cash interest payable on all Debt (excluding, (A) such Nonrecourse Debt of their own and of their Subsidiaries and Affiliates as would be listed as such in the financial statements of the Parent of the kind delivered pursuant to Section 5.01(h)(ii) and (iii) and (B) the Junior Subordinated Debentures) of not less than 2:1 for each period of four consecutive fiscal quarters ending on the last day of September, December, March and June of each year, or

                  (ii) Maintain a ratio of Consolidated Debt (excluding, (A) such Nonrecourse Debt of their own and of their Subsidiaries as would be listed in the financial statements of the Parent and (B) the Junior Subordinated Debentures) to Capitalization of not greater than .65:1

         (k) MAINTENANCE OF PROPERTIES, ETC. Subject to clause (e) above, maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (l) REPORTING REQUIREMENTS. Furnish, or cause the Borrower to furnish, to the Lenders:

                  (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, Consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

                  (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, a copy of the annual report to Shareholders for such year for the Parent and its Consolidated Subsidiaries, containing the Consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, in each case accompanied by (A) an opinion by Deloitte & Touche LLP or other independent public accountants acceptable to the Required Lenders and (B) the report by the Parent filed with the Securities and Exchange Commission on Form U-3A-2 for such fiscal year, containing the Consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidating statements of income and Consolidating statements of retained earnings of the Borrower and its Subsidiaries for such fiscal year, in each case, having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01 of the Credit Agreement;

                  (iii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and unaudited Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, in each case duly certified (subject to year-end audit adjustments) by a Financial Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01 of the Credit Agreement;

                  (iv) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Deloitte & Touche LLP or other independent public accountants acceptable to the Required Lenders;

                  (v) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (vi) promptly after the sending or filing thereof copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                  (vii) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in
Section 4.01(f);

                  (viii) promptly upon becoming aware of any fact or circumstance affecting the Parent or any of its Subsidiaries that would at any time render the Borrower unable to make the representation and warranty contained in Section 4.01(q) on such date, a statement of a duly authorized officer of the Borrower setting forth the details of such fact or circumstance and what action the Parent or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto; and

                  (ix) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

         SECTION 7.  NEGATIVE COVENANTS OF THE PARENT.

         So long as any amount in respect of any Note shall remain unpaid, any Lender shall have any Commitment, the Parent will not and will not cause the Borrower to, unless the Required Lenders shall otherwise consent in writing:

                  (a) LIENS, ETC. Create or suffer to exist, or permit any Significant Subsidiary to create or suffer to exist, any Lien on or with respect to any shares of any class of equity securities (including, without limitation, Voting Stock) of any Significant Subsidiary, whether such shares are now owned or hereafter acquired.

                  (b) DEBT. Create, incur, assume or suffer to exist any Debt except Debt that is expressly or effectively pari passu with or expressly subordinated to the Debt of the Parent hereunder.

                  (c) MERGERS, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any Significant Subsidiary to do so, except that (i) any Significant Subsidiary may merge or consolidate with or into any other Significant Subsidiary, (ii) any Significant Subsidiary may merge into or dispose of assets to the Parent, and (iii) the Parent may merge or consolidate with or into any other Person if the surviving entity has senior unsecured Debt outstanding rated at least BBB- by S&P and Baa3 by Moody's; provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (d) CHANGE IN NATURE OF BUSINESS. Make, or permit any Significant Subsidiary to make, any material change in the nature of its business as carried on January 18, 2000 other than as disclosed in the SEC Reports.

                  (e) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

         SECTION 8.  WAIVERS.


         (a) The Parent hereby waives any failure or delay on the part of the Borrower in asserting or enforcing any of its rights or in making any claims or demands hereunder. The Borrower, the Agent or any Lender may at any time, without the Parent's consent, without notice to the Parent and without affecting or impairing the Borrower's, the Agent's or such Lender's rights or the Parent's obligations hereunder, do any of the following with respect to any Loan Document to which it is a party: (i) make changes, modifications, amendments or alterations thereto, by operation of law or otherwise, including, without limitation (in the case of the Credit Agreement and the Notes), any increase in the Commitments or the rate of interest payable with respect to Advances or any change in the method of calculating the rate of interest payable with respect thereto, (ii) grant renewals and extensions of time, for payment or otherwise,
(iii) accept new or additional documents, instruments or agreements relating to or in substitution thereof, or (iv) otherwise handle the enforcement of their respective rights and remedies in accordance with their business judgment.

         (b) If the Parent shall at any time or from time to time fail to perform or comply with any of its obligations contained herein and if for any reason the Agent or any Lender shall have failed to receive when due and payable (whether at stated maturity, by acceleration, or otherwise) the payment of all or any part of principal of, or interest on, or any other amount payable by the Borrower in respect of any Obligations owing to the Agent or such Lender (as the case may be), then in each case, to the fullest extent permitted by law, (i) it shall be assumed conclusively without necessity of proof that such failure by the Parent was the sole and direct cause of the Agent's or such Lender's (as the case may be) failure to receive such payment when due irrespective of any other contributing or intervening cause whatsoever, and (ii) the Parent further irrevocably waives any right or defense that the Parent may have to cause the Agent or any Lender (as the case may be) to prove the cause or amount of any damages or to mitigate the same.

         (c) The Parent irrevocably waives, to the fullest extent permitted by law and for the benefit of, and as a separate undertaking with, the Agent and each Lender, any defense to the performance of this Guaranty that may be available to the Parent as a consequence of this Guaranty's being rejected or otherwise not assumed by the Borrower or any trustee or similar official for the Borrower or for any substantial part of the property of the Borrower, or as a consequence of this Guaranty's being otherwise terminated or modified, in any bankruptcy or insolvency proceeding, whether such rejection, non-assumption, termination or modification shall have been by reason of this Guaranty's being held to be an executory contract or by reason of any other circumstance. If, notwithstanding the foregoing, this Guaranty shall be rejected or otherwise not assumed, or terminated or modified, the Parent agrees, to the fullest extent permitted by law, for the benefit of, and as a separate undertaking with, the Agent and each Lender, that the Parent will be unconditionally liable to pay to the Agent and each Lender (as the case may be) an amount equal to each payment that would otherwise be payable by the Parent under or in connection with this Guaranty if this Guaranty were not so rejected or otherwise not assumed or terminated or modified.

         SECTION 9.  AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Guaranty, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Parent and consented to by the Required Lenders.

         SECTION 10.  NOTICES.

         All notices and other communications provided for hereunder shall be in writing (including telecopy transmission) and (except when particular means are specified) mailed, faxed or delivered, if to the Parent or the Borrower, at its address at 200 Second Avenue, Detroit, MI 48226, Attention: Christopher C. Arvani, telecopy: 313-235-0170; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule I to the Credit Agreement; if to any Lender not a Lender on the date hereof, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to
the Agent, at its address at                                         ,
Attention:               , telecopy:                 , with a copy to
                                        , telecopy:                    ; or, as
to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted, respectively.

         SECTION 11.  COSTS, EXPENSES AND TAXES.

         (a) The Parent agrees to pay on demand all reasonable costs and reasonable expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Guaranty and the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and reasonable expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Guaranty. The Parent further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, internal and external counsel fees and expenses, provided such fees and expenses are not duplicative), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Guaranty and the other documents to be delivered hereunder, including, without limitation, fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 11(a).

         (b) The Parent agrees to indemnify, to the extent legally permissible, and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Guaranty or any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Parent also agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Guaranty any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

         (c) Any and all payments made by the Parent hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which the Agent or such Lender (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payment hereunder being hereinafter referred to as "TAXES"). If the Parent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to the Agent or any Lender, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection (b)) the Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (B) the Parent shall make such deductions and (C) the Parent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (d) In addition, the Parent agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, performing under or otherwise with respect to, this Guaranty (hereinafter referred to as "OTHER TAXES").

         (e) The Parent shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 11) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Beneficiary makes written demand therefor.

         (f) Within 30 days after the date of any payment of Taxes, the Parent will furnish to the Agent, at its address referred to in Section 10 hereof, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder by or on behalf of the Parent through an account or branch outside the United States or by or on behalf of the Parent by a payor that is not a United States person, if the Parent determines that no Taxes are payable in respect thereof, the Parent shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (g) Without prejudice to the survival of any other agreement of the Parent hereunder, the agreements and obligations of the Parent contained in this Section 11 shall survive the payment in full of the Obligations.

         SECTION 12.  CONTINUING GUARANTY; ASSIGNMENT UNDER CREDIT AGREEMENT.

         This Guaranty is a continuing guaranty and shall (i) remain in full force and effect, until the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the expiration or termination of the Commitments, (ii) be binding upon the Parent, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement in accordance with Section 8.07 of the Credit Agreement and the transferee shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Article VII (concerning the Agent) of the Credit Agreement.

         SECTION 13 GOVERNING LAW.

         This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 14.  REMEDIES.

         The remedies herein provided shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the Agent or the Lenders may have under this Guaranty.

         SECTION 15.  WAIVER OF JURY TRIAL.

         The Parent irrevocably waives hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

         SECTION 16.  JURISDICTION, ETC.

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.


                            [Signatures on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed as of the day and year first above written.


                                    DTE ENERGY COMPANY



                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:



ACKNOWLEDGED AND ACCEPTED:

CITIBANK, N.A., as Agent



By
  --------------------------------
  Name:
  Title:

                                   SCHEDULE I

                           OUTSTANDING DEBT DOCUMENTS